UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report: December 6, 2010
                (Date of earliest event reported)

                        PMX Communities, Inc.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-161699               80-0433114
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

           Technology Business Incubator, Research & Development Park
                         3701 FAU Blvd., Suite 210
                           Boca Raton, FL 33431
              (Address of principal executive offices (zip code)

                            561-210-5349
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Items

Recent Press Coverage
---------------------
The registrant, while pleased and aware of recent extensive press coverage it has received concerning the placement of the GOLD to go(tm) ATM gold vending machine at Town Center Mall in Boca Raton, Florida, cautions that the registrant's common stock comprising the public float is thinly traded and closely held. As a result, stock price movements, should they occur, may be extreme and not reflective of any material changes in the registrant's assets, prospects, or other generally recognized criteria of value. Reference is made to the disclosure in the registrant's periodic report filings with the Securities and Exchange Commission and particularly the disclosure therein relating to risk factors concerning the registrant, its operations and business prospects.

TransMedia Consulting Agreement
-------------------------------
On December 6, 2010, the registrant entered into a consulting agreement with Madden Company, Inc. dba TransMedia Group to provide public relations, promotional and/or marketing services.

Transmedia shall receive a pre-paid non-refundable monthly retainer fee of $3,000.00 plus client-approved expenses.

In addition, TransMedia shall be paid by the registrant during the term of this contract shares of the registrant's restricted shares as follows:

   Month 1:  50,000 shares.
   Months 2-5: The greater of 5,000 shares or $3,000.00 of stock using fifty (50%) percent of the average closing price of the stock on the preceding 30 days of trading. For example:

     i) If the average closing price of the stock on the preceding 30 days of trading is $.10, then the client would pay TransMedia 60,000 shares.
     ii) If the average closing price of the stock on the preceding 30 days of trading is $.20, then the client would pay TransMedia 30,000 shares.
     iii) If the average closing price of the stock on the preceding 30 days of trading is $2.00, then the client would pay TransMedia 5,000 shares.

   Month 6: The greater of 5,000 shares or $3,000.00 of stock as outlined above for months 2-5, plus an additional 150,000 shares.

The share compensation schedule may be modified at any time during the contract period by mutual agreement of both TransMedia and the registrant.

The consulting agreement shall be binding, upon signing, for a period of six consecutive months beginning December 6, 2010.

Tritos Consulting Agreement
---------------------------
On December 8, 2010, the registrant entered into a consulting agreement with Tritos, Inc. to provide management consulting services, business advisory services, shareholder information services and public relations services.

The registrant shall pay Tritos, Inc. $15,000 for the services of Tritos, Inc. for a term commencing December 15, 2010 through January 14, 2011.


Item 9.01  Financial Statements and Exhibits

Exhibit 10.1 Consulting Agreement dated December 6, 2010 by and between TransMedia Group and the registrant

Exhibit 10.2 Consulting Agreement dated December 8, 2010 by and between Tritos, Inc. and the registrant

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 20, 2010

PMX COMMUNITIES, INC.

By:     /s/Michael C. Hiler
        ------------------
Name:   Michael C. Hiler
Title:  Chief Executive Officer